Exhibit 99.1

Wayside Technology Group Reports First Quarter 2020 Results

Q1 Net Sales up 40% to $62.6 million; Drives Strongest Quarterly Gross Profit in 20+ Years

Momentum Continues Through First Quarter Despite COVID-19

Eatontown, NJ – May 7, 2020 – Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), an IT channel company providing innovative sales and distribution solutions, is reporting results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights vs. Same Year-Ago Quarter

●	Net sales increased 40% to $62.6 million.
●	Gross profit increased 13% to $8.2 million.
●	Net income was $0.8 million or $0.18 per share, compared to $1.5 million or $0.32 per share.
●	Net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes (a non-GAAP financial measure defined below) was $2.1 million or $0.48 per share, compared to 1.5 million or $0.32 per share
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 38% to $3.1 million.

Management Commentary

“Our first quarter results demonstrate that our momentum from last year has carried into 2020,” said Dale Foster, CEO of Wayside. “In fact, growth levels accelerated in Q1 with double-digit growth in gross profit and a nearly 40% increase in adjusted EBITDA, which reached a new quarterly record. Our end-market demand is high amidst the current stay-at-home and remote work mandates surrounding the COVID-19 pandemic. Even within this environment, the investments we have made to deepen customer relationships, expand our vendor network and bolster sales and marketing continue to drive our strong performance.

“Following the onset of COVID-19, we spent the second half of March pivoting our resources to support the health and safety of our employees. We have our entire workforce equipped to work remotely, and are operating at full capacity and strength as we seek to carry our momentum into Q2. Though our business has not been negatively impacted by this new COVID-19 environment to-date, we will plan to continue diligently managing our costs and operating structure in the wake of the pandemic’s unknown long-term effects on the broader economy.

“Subsequent to the first quarter, we acquired Interwork Technologies, a value-added specialty distributor focused on cybersecurity, information management and network solutions in both Canada and the US. This marks Wayside’s first use of M&A to accelerate growth in gross profit and adjusted EBITDA. Interwork brings an exceptional team operating in both the US and Canada, more than 20 new vendor partners, and a vast network of value-added resellers (VARs) that will provide ample cross-sell opportunities. We look forward to integrating Interwork with our Lifeboat platform and further expanding our distribution network.

“In April, we also reached a settlement with the North & Webster Group regarding their unsolicited proposal and director nominees from last year, which enabled us to buy back approximately 5.8% of our common shares outstanding at $13.19 per share. We view this repurchase as a prudent use of capital given the intrinsic value we see for our shares and the growth opportunities ahead.

“Although we are all dealing with unique circumstances during this unprecedented time, we believe we are well-positioned to continue meeting the needs of our vendors and customers as they navigate this new environment. With the information available to us today, we expect to leverage our scale to continue flowing through a significant portion of our gross profit growth to the bottom line and delivering value to all Wayside shareholders in 2020.”

Dividend

Subsequent to the quarter, on May 5, 2020, Wayside’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on May 22, 2020 to shareholders of record on May 18, 2020.

First Quarter 2020 Financial Results

Net sales in the first quarter of 2020 increased 40% to $62.6 million compared to $44.9 million for the same period in 2019. Approximately half of the growth is attributable to an increase in adjusted gross billings (a non-GAAP financial measure defined below) and the remainder is the result of a change in mix between products we record on a net and gross basis. Lifeboat Distribution segment net sales in the first quarter increased 43% to $57.3 million compared to $40.1 million, and TechXtend segment net sales for the first quarter increased 11% to $5.4 million compared to $4.8 million.

Adjusted gross billings (a non-GAAP financial measure defined below) in the first quarter of 2020 increased 22% to $173.1 million compared to $141.9 million for the same period last year.

Gross profit in the first quarter of 2020 increased 13% to $8.2 million compared to $7.2 million for the same period in 2019. The increase was driven by the Company’s primary business segment, Lifeboat Distribution, which benefitted from strong organic growth with existing clients.

Total selling, general, and administrative (“SG&A”) expenses in the first quarter of 2020 remained consistent at $5.5 million with the same period in 2019. As a percentage of revenue, SG&A decreased 350 basis points to 8.8% compared to 12.3% in Q1 2019, with the improvement driven by prudent cost management and an increase in operating efficiencies.

Net income in the first quarter of 2020 was $0.8 million or $0.18 per diluted share, compared to $1.5 million or $0.32 per diluted share for the same period in 2019. The decrease was driven by costs related to the N&W settlement and Interwork acquisition. Net income excluding costs related to the N&W settlement and Interwork acquisition was $2.1 million or $0.48 per share, compared to $1.5 million or $0.32 per share in the first quarter of 2019.

Adjusted EBITDA in the first quarter of 2020 increased 38% to $3.1 million compared to $2.3 million in the year-ago period, with the increase driven by the aforementioned organic growth coupled with prudent cost management and improved operating efficiencies.

Effective margin, which is defined as adjusted EBITDA (a non-GAAP financial measure defined below) as a percentage of gross profit, increased 700 basis points to 38.2% compared to 31.2% in the prior year period.

Cash and cash equivalents were $11.6 million at March 31, 2020, compared to $15.0 million at December 31, 2019. The decrease in cash was primarily due to the timing of receivables. The Company remained debt free at both March 31, 2020 and December 31, 2019 and has no borrowings outstanding under its $20 million credit facility.

Conference Call

Wayside Technology Group will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2020.

Wayside management will host the conference call, followed by a question and answer period.

Date: Thursday, May 7, 2020

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 683-0552

Conference ID: 4365686

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay via webcast here, and on the investor relations section of the company’s website at www.waysidetechnology.com.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company and parent of Lifeboat Distribution, an international value-added distributor for Emerging Technology Vendors with solutions for Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud and Software & ALM. Lifeboat provides vendors access to thousands of VARs, MSPs, CSPs and other resellers. Lifeboat holds an IT-70 GSA contract vehicle that provides resellers and vendors with a competitive edge within the Public Sector.

Additional information can be found by visiting www.waysidetechnology.com.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including adjusted gross billings, net income excluding separation expenses, net of taxes, and adjusted EBITDA as supplemental measures of the performance of our business. Our use of these financial measures has limitations and you should not consider them in isolation or use them as substitutes for analysis of our financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. These risk and uncertainties include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on our reseller partners and the end customer markets they serve, among others. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

Company Contact

Michael Vesey

Chief Financial Officer

1-732-389-0932

michael.vesey@waysidetechnology.com

Investor Relations Contact

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

1-949-574-3860

WSTG@gatewayir.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$11,587	$14,984
Accounts receivable, net of allowances of $785 and $765, respectively	108,791	100,987
Inventory, net	2,248	2,760
Vendor prepayments	560	100
Prepaid expenses and other current assets	2,600	2,718
Total current assets	125,786	121,549

Equipment and leasehold improvements, net	1,122	1,215
Right-of-use assets, net	1,708	1,792
Accounts receivable long-term	1,015	1,358
Other assets	91	111
Deferred income taxes	124	256
Total assets	$129,846	$126,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$82,343	$78,364
Lease liability, current portion	370	383
Total current liabilities	82,713	78,747

Lease liability, net of current portion	2,094	2,189
Non-current liabilities	89	89
Total liabilities	84,896	81,025

Stockholders’ equity
Common Stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,567,444 and 4,505,693 shares outstanding, respectively	53	53
Additional paid-in capital	31,961	32,874
Treasury stock, at cost, 717,056 and 778,807 shares, respectively	(12,209)	(13,256)
Retained earnings	26,776	26,715
Accumulated other comprehensive loss	(1,631)	(1,130)
Total stockholders’ equity	44,950	45,256
Total liabilities and stockholders’ equity	$129,846	$126,281

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2020	2019

Net sales
Lifeboat segment	$57,264	$40,055
TechXtend segment	5,354	4,803
Total net sales	62,618	44,858

Cost of sales
Lifeboat segment	50,102	33,857
TechXtend segment	4,352	3,767
Total Cost of sales	54,454	37,624

Gross profit
Lifeboat segment	7,162	6,198
TechXtend segment	1,002	1,036
Total gross profit	8,164	7,234

Selling, general and administrative expenses
Selling costs	3,099	2,921
Legal and financial advisory expenses - unsolicited bid and related matters	1,323	-
Acquisition related costs	403	-
Other general and administrative expenses	2,401	2,594
Total selling, general and administrative expenses	7,226	5,515

Income from operations	938	1,719

Interest, net	62	169
Foreign currency transaction gain	115	62
Income before provision for income taxes	1,115	1,950
Provision for income taxes	279	487

Net income	$836	$1,463

Income per common share - Basic	$0.18	$0.32
Income per common share - Diluted	$0.18	$0.32

Weighted average common shares outstanding - Basic	4,447	4,404
Weighted average common shares outstanding - Diluted	4,447	4,404

Dividends paid per common share	$0.17	0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Three months ended
	March 31,
	2020	2019
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$62,618	$44,858
Costs of sales related to Software – security and highly interdependent with support and maintenance, support or other services	110,481	97,008
Adjusted gross billings (Non-GAAP)	$173,099	$141,866

(1)We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to Software – security and highly interdependent with support and maintenance, support and other services. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The tables below present net income reconciled to net income excluding legal and financial advisory expenses – unsolicited bid and related matters and acquisition related costs, net of taxes (Non-GAAP) (2), net income reconciled to adjusted EBITDA (3) and calculation of return on invested capital (4):

	Three months ended
	March 31,
	2020	2019
Net income reconciled to net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes (Non-GAAP):

Net income	$836	$1,463
Legal and financial advisory expenses - unsolicited bid and related matters, net of taxes	992	-
Acquisition related costs, net of taxes	302	-
Net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes	$2,131	$1,463

Net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes per common share - diluted	$0.48	$0.32

(2)We define net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes, as net income, plus legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, less the income tax benefit attributable to the legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs. We provided a reconciliation of net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes, to net income, which is the most directly comparable U.S. GAAP measures. We use net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes as supplemental measures of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate legal and financial advisory expenses - unsolicited bid and related matters, acquisition related costs, legal and financial advisory expenses - unsolicited bid and related matters, net of taxes, acquisition related costs, net of taxes or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Three months ended
	March 31,
	2020	2019
Net income reconciled to adjusted EBITDA:

Net income	$836	$1,463
Provision for income taxes	279	487
Depreciation and amortization	96	135
Interest expense	17	8
EBITDA	1,228	2,093
Share-based compensation	167	165
Legal and financial advisory expenses - unsolicited bid and related matters	1,323	-
Acquisition related costs	403	-
Adjusted EBITDA	$3,121	$2,258

(3)We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, legal and financial advisory expenses – unsolicited bid and related matters and acquisition related costs. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The following represents the components of interest, net:

	Three months ended
	March 31,
	2020	2019
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(62)	$(153)
Interest income	(17)	(24)
Interest expense	17	8
Interest, net	$(62)	$(169)

Calculation of average invested capital:	As of
	March 31,	December 31,
	2020	2019
Stockholders' equity	$44,950	$45,256
Less: cash	(11,587)	(14,984)
Invested capital	$33,363	$30,272
Average invested capital	$31,818

Calculation of return on invested capital:	Three months ended
March 31,
2020
Net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes (Non-GAAP)	$2,131
Average invested capital	$31,818
Return on invested capital	26.8%

(4)We define return on invested capital as net income excluding legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, net of taxes (a non-GAAP financial measure) divided by average invested capital. We define average invested capital as the average stockholders’ equity less cash.